UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 3, 2008


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


          FLORIDA                        0-26509                 65-0601272
(State or other jurisdiction           (Commission            (I.R.S. Employer
   of incorporation)                   File Number)          Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)

                                 (865) 690-6900
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

[_] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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Item 1.01.        Entry Into a Material Definitive Agreement

Item 2.04.        Triggering   Events  That  Accelerate  or  Increase  a  Direct
                  Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Item 3.02.        Unregistered Sales of Equity Securities

         On May 20, 2008, we entered into a letter agreement (the "Exchange Agreement") with Neuberger Berman, LLC (the "Representative"), in its capacity as the representative of certain of its clients (the "Holders") who hold National Coal Corp. 10.5% senior secured notes due 12/15/10 (the "Notes"). We issued $55 million of the Notes on December 29, 2005 pursuant to an Indenture with Wells Fargo Bank National Association, as Trustee.

         Pursuant to the Exchange Agreement we have agreed to exchange a minimum of $2.0 million and a maximum of $10.0 million in principal amount of the Holders' Notes for shares of our common stock (the "Exchange"). The number of shares of common stock to be delivered to the Holders upon an Exchange will equal (x) the principal amount of each respective Note exchanged multiplied by 0.90, plus the accrued but unpaid interest, divided by (y) $6.81. Originally, the settlement of the Exchange was to occur on or before June 3, 2008, and may occur in partial amounts on multiple dates.

         On June 3, 2008, we amended the Exchange Agreement to, among other things, (i) extend the final settlement date from June 3, 2008 to June 9, 2008, and (ii) provide that for any settlements that occur after June 1, 2008, only the principal amount of the Notes would be exchanged for common stock and all accrued interest thereon would be paid in cash on the next scheduled interest payment date.

         On June 2, 2008 the Representative elected to exchange Notes in the aggregate principal amount of $3,000,000 for 396,476 shares of our common stock. This portion of the Exchange settled on June 4, 2008.

         On June 6, 2008 the Representative elected to exchange Notes in the aggregate principal amount of $5,000,000 for 660,793 shares of our common stock. This portion of the Exchange settled on June 9, 2008.

         The Representative and each Holder represented to us in the Exchange Agreement that they have not received any commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange. The issuance of our common stock is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

Item 9.01.        Financial Statements and Exhibits

         (d)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  10.1 Amendment, dated June 3, 2008, to Letter Agreement, dated May 20, 2008, between Neuberger Berman, LLC and National Coal Corp. regarding Exchange of Notes for Common Stock.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NATIONAL COAL CORP.


Date:   June 9, 2008                     By: /S/ MICHAEL R. CASTLE
                                             -----------------------------------
                                             Michael R. Castle
                                             Chief Financial Officer


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